Exhibit 10.7

First Amendment to the

BlackRock, Inc. 2002 Long-Term Retention and Incentive Plan

1. Section 1(n) of the BlackRock, Inc. 2002 Long-Term Retention and Incentive Plan (the “Plan”) is hereby amended, effective as of the date hereof, to read in its entirety as follows:

“Company Peer Group” means those companies reported in the Merrill Lynch, Pierce, Fenner & Smith Incorporated Asset Manager Valuation Report (Alliance Capital Management Holding L.P.; Affiliated Managers Group, Inc.; AMVESCAP PLC; Franklin Resources, Inc.; BlackRock, Inc.; Eaton Vance Corp.; Federated Investors, Inc.; Gabelli Asset Management Inc.; Janus Capital Group; John Nuveen Co.; Legg Mason, Inc.; Neuberger Berman Inc.; T. Rowe Price Group, Inc.; Waddell & Reed Financial, Inc.; and W.P. Stewart & Co. Ltd. as of November 12, 2003), taking into account any addition or removal of companies as shall be made by Merrill Lynch (or such entity, that shall not be affiliated with the Company, that publishes a report on such universe if Merrill Lynch ceases to publish the report), provided that the performance of such added or removed companies shall be pro-rated through, or commencing on, respectively, the date that any such companies are removed or added. In the event that the Merrill Lynch Asset Manager Valuation Report loses three or more members after the Effective Date, then the Committee shall hire a nationally recognized independent compensation consultant to determine an equitable adjustment to the Company Peer Group, if any.

2. Section 1(bb)(i) of the Plan is hereby amended in its entirety, effective as of the date BlackRock, Inc. obtains stockholder approval and any other required approvals for this amendment, to read as follows:

(i) 100%, if the average closing price of Common Stock is equal to or in excess of $62 per share for (A) any period of one calendar quarter during the period commencing January 1, 2005 and ending December 31, 2006, or (B) any period of three months commencing prior to and including December 31, 2006, whichever is earlier; or

3. In all other respects the Plan is hereby confirmed.

Dated this 12th day of November, 2003.